UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – April 1, 2019

COOPER-STANDARD HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36127	20-1945088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39550 Orchard Hill Place Drive, Novi, Michigan	48375
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                        ☐

Item 2.01    Completion of Acquisition or Disposition of Assets.

On April 1, 2019, Cooper-Standard Automotive Inc., a wholly-owned subsidiary of Cooper-Standard Holdings Inc., together with certain of its subsidiaries (collectively the “Company”), completed the divestiture of its anti-vibration system (“AVS”) business to ContiTech USA, Inc., a subsidiary of Continental AG (“Continental”), for a total purchase price of $265.5 million, subject to certain adjustments. The estimated net cash proceeds after taxes and transaction-related expenses and fees are expected to be approximately $220 - $225 million. The transaction included facilities in Auburn, Indiana, Mitchell, Ontario, and Rennes, France, as well as AVS-related assets in Poland and China, and a 50% equity interest in Sujan Cooper Standard AVS Limited, a joint venture in India (collectively the “AVS Business”). In addition, at closing the Company and Continental entered into certain ancillary agreements providing for the transition of the AVS Business.

Item 9.01    Financial Statements and Exhibits.

(b) Pro forma financial information.

Unaudited pro forma consolidated financial statements as of December 31, 2018 and for the year ended December 31, 2018 are attached hereto as Exhibit 99.

(d) Exhibits.

The following exhibit is furnished pursuant to Item 9.01 of Form 8-K:

Exhibit 99

Unaudited pro forma consolidated financial statements as of December 31, 2018 and for the year ended December 31, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper-Standard Holdings Inc.
(Registrant)

By:	/s/ Jonathan P. Banas
Name:	Jonathan P. Banas
Title:	Chief Financial Officer (Principal Financial Officer)
Date: April 5, 2019